Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Timothy K. Zimmerman, Chief Executive Officer of Standard AVB Financial Corp. (the “Company”), and Susan Parente, Executive Vice President and Chief Financial Officer of the Company, each certify in his or her capacity as an executive officer of the Company that he or she has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2017 (the “Report”) and that to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2017	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
Chief Executive Officer

Date: August 14, 2017	/s/ Susan Parente
Susan Parente
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.